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                                                                   EXHIBIT 23(b)


              [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Pennzoil Company 1998 Stock Option Plan of our summary report dated March 2, 1998 included as Exhibit 99(a) to Pennzoil Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the data extracted from our report and the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the captions "Oil and Gas Reserves" and in "Supplemental Financial and Statistical Information -- Unaudited -- Oil and Gas Information" of such Annual Report on Form 10-K.


                                          /s/ RYDER SCOTT COMPANY
                                              PETROLEUM ENGINEERS
                                          -----------------------
                                              RYDER SCOTT COMPANY
                                              PETROLEUM ENGINEERS


Houston, Texas
July 13, 1998